Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

between

TEEKAY LNG PARTNERS L.P.

and

TEEKAY GP L.L.C.

Dated as of May 9, 2020

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of May 9, 2020, is entered into by and between Teekay LNG Partners L.P., a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”), and Teekay GP L.L.C., a limited liability company organized under the laws of the Republic of the Marshall Islands (the “General Partner”).

RECITALS

A. The General Partner is the general partner of the Partnership and owns (i) all of the General Partner Interest (as defined in the Current Partnership Agreement (as defined below)) in the Partnership and (ii) all of the Incentive Distribution Rights (as defined in the Current Partnership Agreement) in the Partnership (“IDRs”).

B. The General Partner has agreed to contribute to the Partnership all of the IDRs held by it in exchange for the issuance by the Partnership to the General Partner of 10,750,000 new Common Units (as defined in the Current Partnership Agreement) (the “New Common Units”) to be issued by the Partnership under the Revised Partnership Agreement (as defined below), having the rights, preferences, privileges and restrictions set forth therein, and the Partnership has agreed to issue the New Common Units to the General Partner as consideration for the contribution of the IDRs to the Partnership (collectively, including the amendment and restatement of the Current Partnership Agreement as provided herein, the “Transactions”).

C. The conflicts committee (the “Conflicts Committee”) of the board of directors (the “Board”) of the General Partner has (i) received the opinion of Houlihan Lokey Capital, Inc., the financial advisor to the Conflicts Committee, as to the fairness, from a financial point of view, to the Partnership and the holders of the Common Units (other than the General Partner and its Affiliates (as defined below)) (such holders, the “TGP Public Unitholders”) of the New Common Units to be issued by the Partnership as consideration for the IDRs held by the General Partner pursuant to this Agreement, (ii) determined that this Agreement, the Revised Partnership Agreement and the Transactions are advisable, fair and reasonable to (taking into account the totality of the relationships between the parties involved) and in the best interests of the Partnership and the TGP Public Unitholders, (iii) approved this Agreement, the Revised Partnership Agreement and the Transactions, such approval constituting “Special Approval” of this Agreement, the Revised Partnership Agreement and the Transactions for all purposes under the Current Partnership Agreement, including without limitation, Section 7.9(a) thereof, and (iv) recommended that the Board approve this Agreement, the Revised Partnership Agreement and the Transactions.

D. The Conflicts Committee, in making its determinations, approvals and recommendations with respect to this Agreement, the Revised Partnership Agreement and the Transactions, did not take any position or make any recommendation with respect to the amendments set forth in Section 14.3(d) of the Revised Partnership Agreement.

E. (i) Based upon the Conflicts Committee’s recommendation referenced above, the Board has determined that this Agreement, the Revised Partnership Agreement, and the Transactions are fair and reasonable to and in the best interests of the Partnership and the TGP Public Unitholders, (ii) the Board has determined that this Agreement, the Revised Partnership Agreement and the Transactions are fair and reasonable to and in the best interests of the General Partner, acting in its individual capacity and not as the general partner of the Partnership (including in the General Partner’s capacity as the sole holder of the General Partner Interest and the IDRs), and (iii) the Board has determined that this Agreement, the Revised Partnership Agreement and the Transactions are approved, authorized and adopted in all respects.

F. The parties hereto have agreed that the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 1, 2019 (the “Current Partnership Agreement”), shall be amended and restated so as to reflect the cancellation of the IDRs and the issuance of the New Common Units and to make certain other related changes to the Current Partnership Agreement, as permitted under Sections 13.1(d)(i) and 13.1(g) of the Current Partnership Agreement (such amended and restated agreement being referred to as the “Revised Partnership Agreement”).

G. The effectiveness of the Revised Partnership Agreement, the contribution by the General Partner to the Partnership of the IDRs and the issuance by the Partnership of the New Common Units are conditioned on each other and shall occur simultaneously at the Effective Time (as defined below).

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties hereto undertake and agree as follows:

ARTICLE I

DEFINITIONS

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries’ controls, is controlled by, or is under common control with, the Person in question. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything in this definition to the contrary, for the purposes of this Agreement, (a) with respect to the General Partner, “Affiliate” excludes at all times the Partnership and its Subsidiaries, and (b) with respect to the Partnership and its Subsidiaries, “Affiliate” excludes at all times the General Partner and any other Person that directly or indirectly controls or is under common control with the General Partner other than the Partnership and its Subsidiaries.

“Agreement” has the meaning given such term in the Preamble.

“Board” has the meaning given such term in the Recitals.

“Conflicts Committee” has the meaning given such term in the Recitals.

“Current Partnership Agreement” has the meaning given such term in the Recitals.

“Effective Time” means 8:30 A.M. Eastern time on May 11, 2020.

“General Partner” has the meaning given such term in the Preamble.

“Governmental Entity” means any federal, state, local or foreign court, tribunal, administrative body or other governmental or quasi-governmental or regulatory entity, including any head of a government department, body or agency, with competent jurisdiction.

“IDRs” has the meaning given such term in the Recitals.

“New Common Units” has the meaning given such term in the Recitals.

“Partnership” has the meaning given such term in the Preamble.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, Governmental Entity or political subdivision thereof or other entity.

“Revised Partnership Agreement” has the meaning given such term in the Recitals. The Revised Partnership Agreement shall be in the form attached hereto as Exhibit 1.

“Securities Act” has the meaning given such term in Section 3.02(d).

“Subsidiary” means, with respect to any Person, any other Person of which (a) more than 50% of (i) the total combined voting power of all classes of voting securities of such other Person, (ii) the total combined equity interests or (iii) the capital or profit interests, in each case, is beneficially owned, directly or indirectly, by such first Person or (b) the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body is held by such first Person.

“TGP Public Unitholders” has the meaning given such term in the Recitals.

“Transactions” has the meaning given such term in the Recitals.

ARTICLE II

THE TRANSACTIONS

SECTION 2.01 Contribution of IDRs. At the Effective Time, the General Partner shall contribute to the Partnership all of its right, title and interest in the IDRs held by it immediately prior to the Effective Time, which IDRs represent all of the issued and outstanding IDRs under the Current Partnership Agreement, and the IDRs shall immediately thereupon be cancelled and shall cease to exist. The Partnership hereby confirms that it is bound by the Current Partnership Agreement and, upon the effectiveness of the Revised Partnership Agreement, it will be bound by the Revised Partnership Agreement.

SECTION 2.02 Consideration. At the Effective Time, simultaneously with and as consideration for the contribution of the IDRs to the Partnership, the Partnership shall issue the New Common Units to the General Partner. The issuance of the New Common Units shall occur simultaneously with the contribution and cancellation of the IDRs.

SECTION 2.03 Certificates. The New Common Units issued in connection with the transactions contemplated by this Agreement may, but are not required to, be evidenced by certificates.

SECTION 2.04 Partnership Agreement. The parties hereto acknowledge and agree that at the Effective Time, in order to evidence (i) the contribution and cancellation of the IDRs, (ii) the issuance of the New Common Units, and (iii) certain other related changes to the Current Partnership Agreement, as permitted under Sections 13.1(d)(i) and 13.1(g) of the Current Partnership Agreement, the Revised Partnership Agreement shall become effective.

SECTION 2.05 Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01 Partnership. The Partnership represents and warrants to the General Partner as of the date hereof and as of the Effective Time as follows:

(a) The Partnership is a limited partnership duly formed and validly existing in good standing under the laws of the Republic of the Marshall Islands, and has the necessary limited partnership power and authority to execute and deliver, and, subject to the terms and conditions hereof, to perform its obligations under, this Agreement.

(b) The Partnership has taken all action as may be necessary to authorize the Revised Partnership Agreement and for the authorization, execution and delivery of this Agreement and the Revised Partnership Agreement, the consummation of the transactions contemplated by this Agreement and the performance of its obligations under this Agreement and the Revised Partnership Agreement. This Agreement and the Revised Partnership Agreement constitute a legal, valid and binding obligation of the Partnership, and is enforceable against the Partnership in accordance with their terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(c) Neither the execution and delivery hereof nor the performance of the Partnership’s obligations hereunder will violate or contravene any applicable law, the Current Partnership Agreement or any of the Partnership’s material agreements.

(d) The New Common Units and the limited partner interests represented thereby have been duly and validly authorized and, when issued and delivered in accordance with the terms and provisions of this Agreement, will be duly and validly issued and fully paid (to the extent required under the Revised Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act.

SECTION 3.02 General Partner. The General Partner represents and warrants to the Partnership as of the date hereof and as of the Effective Time as follows:

(a) The General Partner is a limited liability company duly formed and validly existing in good standing under the laws of the Republic of the Marshall Islands and has the necessary limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) The General Partner has taken all action as may be necessary to authorize the Revised Partnership Agreement and for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance of its obligations under this Agreement and the Revised Partnership Agreement. In accordance with Section 13.3(b)(ii) of the Current Partnership Agreement, the General Partner, in its individual capacity as the sole holder of the General Partner Interest and the IDRs, has consented to and approved the Revised Partnership Agreement. This Agreement and the Revised Partnership Agreement constitute legal, valid and binding obligations of the General Partner, enforceable against the General Partner in accordance with their terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(c) The General Partner is the beneficial and record holder of all of the IDRs, and such IDRs are owned by the General Partner free and clear of all liens; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase, contribution or transfer by the General Partner of such IDRs, except as set forth in the Current Partnership Agreement.

(d) The General Partner is an “Accredited Investor” as defined in Rule 501(a) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the New Common Units for its own account, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and the General Partner has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization of the New Common Units in violation of the Securities Act or any other applicable domestic or foreign securities law.

(e) The General Partner acknowledges that the New Common Units have not been registered under the Securities Act, or the securities laws of any state and may not be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act.

(f) The General Partner acknowledges that the New Common Units are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such law and applicable regulations such securities may be resold under the Securities Act only in certain limited circumstances.

(g) The General Partner acknowledges that the New Common Units are subject to certain restrictions on transfer set forth in the Revised Partnership Agreement.

ARTICLE IV

CONDITIONS

SECTION 4.01 Conditions to Obligations of Each Party. Notwithstanding any other provision of this Agreement, the respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(a) that the agreements and covenants of the other party hereto to be complied with or performed pursuant to the terms hereof shall have been duly complied with or performed;

(b) no order shall have been entered and remained in effect in any action or proceeding before any Governmental Entity that would prevent or make illegal the consummation of the transactions contemplated herein; and

(c) the representations and warranties of the other party shall remain true and correct at the Effective Time.

ARTICLE V

MISCELLANEOUS

SECTION 5.01 Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement, without giving effect to principles of conflicts of law, and the obligations, rights, and remedies of the parties shall be determined in accordance with such laws.

SECTION 5.02 Jurisdiction. Each party hereby consents to submit to the jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court for any actions, suits or proceedings arising out of or relating to this Agreement and the Transactions (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to the address set forth in Section 5.08 shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of action, suit or proceeding arising out of this Agreement or the Transactions in the Court of Chancery of the State of Delaware or any state and federal courts located in the State of Delaware and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 5.03 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.02

SECTION 5.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which simultaneously shall constitute one and the same instrument. A signature delivered on any counterpart by facsimile or other electronic means shall for all purposes be deemed to be an original signature to this Agreement.

SECTION 5.05 Amendments. All waivers, modifications, amendments or alterations of this Agreement shall require the written approval of each of the parties to this Agreement; provided, however, that this Agreement may not be waived, modified, amended or altered by or on behalf of the Partnership unless such waiver, modification, amendment or alteration is approved by the Conflicts Committee.

SECTION 5.06 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns. This Agreement shall not be assignable except with the prior written consent of the other party. Any purported assignment in violation of this Agreement shall be null and void.

SECTION 5.07 Benefits of Agreement Restricted to Parties. This Agreement is made solely for the benefit of the parties to this Agreement, and no other person or entity (including employees and partners of the Partnership) shall have any right, claim or cause of action under or by virtue of this Agreement.

SECTION 5.08 Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the parties at the following addresses (or at such other address or facsimile number for a party as may be designated by notice by such party to the other party):

If to the Partnership, at

Teekay LNG Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM 08, Bermuda

E-Mail: Anne.liversedge@teekay.com

Attn: Anne Liversedge

and

The Conflicts Committee of the

Board of Directors of Teekay GP, L.L.C.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM 08, Bermuda

E-Mail: rich.d.paterson@gmail.com

Attn: Rich Paterson

If to the General Partner, at

Teekay GP L.L.C.

c/o Teekay Corporation

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM 08, Bermuda

E-Mail: Anne.liversedge@teekay.com

Attn: Anne Liversedge

and any such notice shall be deemed to have been received (i) forty eight (48) hours from the time of dispatch, if sent by courier or (ii) on the date received by the recipient if sent by e-mail if sent during normal business hours of the recipient or on the next business day if sent after normal business hours of the recipient.

SECTION 5.09 Severability. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any of the parties to this Agreement, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

SECTION 5.10 Entire Agreement. Except for the Revised Partnership Agreement, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions between the parties.

SECTION 5.11 Titles. The article, section and paragraph titles in this Agreement are only for purposes of convenience and do not form a part of this Agreement and will not be taken to qualify, explain, or affect any provision thereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Exchange Agreement has been executed on behalf of each of the parties hereto effective as of the day and year first above written.

TEEKAY LNG PARTNERS L.P.

By:	TEEKAY GP L.L.C., its general partner

By:	/s/ Anne Liversedge
	Name:	Anne Liversedge
	Title:	Secretary

TEEKAY GP L.L.C.

By:	/s/ Anne Liversedge
	Name:	Anne Liversedge
	Title:	Secretary
(Place of execution: Hamilton, Bermuda )

[Signature Page to the Exchange Agreement]

Exhibit 1

Revised Partnership Agreement

(See attached.)